
<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC Form
10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>  0000081033
<NAME>  PUBLIC  SERVICE  ELECTRIC  AND GAS COMPANY
<MULTIPLIER>1000000

<PERIOD-TYPE>               6-MOS
<FISCAL-YEAR-END>              DEC-31-1997
<PERIOD-START>                 JAN-01-1998
<PERIOD-END>                   JUN-30-1998
<BOOK-VALUE>                      PER-BOOK
<TOTAL-NET-UTILITY-PLANT>           10,897
<OTHER-PROPERTY-AND-INVEST>            771
<TOTAL-CURRENT-ASSETS>               1,637
<TOTAL-DEFERRED-CHARGES>             1,585
<OTHER-ASSETS>                           0
<TOTAL-ASSETS>                      14,890
<COMMON>                             2,563
<CAPITAL-SURPLUS-PAID-IN>              594
<RETAINED-EARNINGS>                  1,365
<TOTAL-COMMON-STOCKHOLDERS-EQ>       4,522
<PREFERRED-MANDATORY>                  588
<PREFERRED>                             95
<LONG-TERM-DEBT-NET>                 4,140
<SHORT-TERM-NOTES>                       0
<LONG-TERM-NOTES-PAYABLE>                0
<COMMERCIAL-PAPER-OBLIGATIONS>         955
<LONG-TERM-DEBT-CURRENT-PORT>          252
<PREFERRED-STOCK-CURRENT>                0
<CAPITAL-LEASE-OBLIGATIONS>             50
<LEASES-CURRENT>                         0
<OTHER-ITEMS-CAPITAL-AND-LIAB>       4,288
<TOT-CAPITALIZATION-AND-LIAB>       14,890
<GROSS-OPERATING-REVENUE>            3,255
<INCOME-TAX-EXPENSE>                   200  <F1>
<OTHER-OPERATING-EXPENSES>           2,591
<TOTAL-OPERATING-EXPENSES>           2,787
<OPERATING-INCOME-LOSS>                468
<OTHER-INCOME-NET>                       5
<INCOME-BEFORE-INTEREST-EXPEN>         473
<TOTAL-INTEREST-EXPENSE>               204  <F2>
<NET-INCOME>                           269
<PREFERRED-STOCK-DIVIDENDS>             27
<EARNINGS-AVAILABLE-FOR-COMM>          264
<COMMON-STOCK-DIVIDENDS>               251
<TOTAL-INTEREST-ON-BONDS>              153
<CASH-FLOW-OPERATIONS>                 538
<EPS-PRIMARY>                            0
<EPS-DILUTED>                            0

<F1>Federal  Income Taxes for Other Income of $4 was incorporated into this line item for FDS purposes. In the referenced financial statements, Total Other Income and Deductions are net of the above applicable Federal and State income taxes.
<F2>Total interest expense includes Preferred Securities Dividend Requirements.

